Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Better Therapeutics, Inc. (formerly Mountain Crest Acquisition Corp. II) of our report dated March 19, 2021, relating to the financial statements of Better Therapeutics OpCo, Inc. (formerly Better Therapeutics, Inc.), as of and for the years ended December 31, 2019 and December 31, 2020 appearing in the Prospectus, which is incorporated by reference in this Registration Statement.

Greenville, South Carolina

January 10, 2022